NORTHWESTERN MUTUAL SERIES FUND, INC.

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

February 4, 2014

Mason Street Advisors, LLC

720 East Wisconsin Avenue

Milwaukee, WI 53202

Re:	Agreement to Waive Mason Street Advisors, LLC Investment Advisory Fees Relating to Certain Portfolios of Northwestern Mutual Series Fund, Inc.

Gentlemen:

This letter constitutes an agreement between Mason Street Advisors, LLC (“MSA”) and Northwestern Mutual Series Fund, Inc. (“Series Fund”) regarding the investment advisory fee for each of the Series Fund portfolios set forth below (each, a “Portfolio”). MSA agrees to waive, through April 30, 2015 (unless renewed by the parties hereto), its investment advisory fee applicable to each Portfolio such that the investment advisory fee is as follows:

Growth Stock Portfolio

Assets	Fee
Up to $50 million	0.60%
$50 million - $100 million	0.50%
$100 million - $500 million	0.40%
Excess over $500 million	0.35%

Focused Appreciation Portfolio

Assets	Fee
Up to $100 million	0.66%
$100 million - $500 million	0.61%
Excess over $500 million	0.60%

Large Cap Core Stock Portfolio

Assets	Fee
Up to $50 million	0.60%
$50 million - $100 million	0.50%
$100 million - $500 million	0.40%
Excess over $500 million	0.35%

Large Company Value Portfolio

Assets	Fee
Up to $100 million	0.68%
$100 million - $250 million	0.65%
Excess over $250 million	0.59%

Mid Cap Growth Stock Portfolio

Assets	Fee
Up to $50 million	0.80%
$50 million - $100 million	0.65%
$100 million - $500 million	0.50%
Excess over $500 million	0.45%

Index 400 Stock Portfolio

Assets	Fee
Up to $500 million	0.25%
Excess over $500 million	0.20%

Mid Cap Value Portfolio

Assets	Fee
Up to $150 million	0.79%
Excess over $150 million	0.70%

Small Cap Growth Stock Portfolio

Assets	Fee
Up to $50 million	0.80%
$50 million - $100 million	0.65%
$100 million - $500 million	0.50%
Excess over $500 million	0.45%

Small Cap Value Portfolio

Assets	Fee
Up to $500 million	0.85%
Excess over $500 million	0.80%

International Equity Portfolio

Assets	Fee
Up to $50 million	0.80%
$50 million - $1 billion	0.60%
$1 billion - $1.5 billion	0.58%
Excess over $1.5 billion	0.51%

Short-Term Bond Portfolio

Assets	Fee
Up to $100 million	0.35%
$100 million - $250 million	0.33%
$250 million - $500 million	0.30%
Excess over $500 million	0.28%

Inflation Protection Portfolio

Assets	Fee
Up to $100 million	0.55%
$100 million - $250 million	0.50%
Excess over $250 million	0.46%

High Yield Bond Portfolio

Assets	Fee
Up to $50 million	0.60%
$50 million - $100 million	0.50%
$100 million - $1.0 billion	0.40%
Excess over $1.0 billion	0.35%

Multi-Sector Bond Portfolio

Assets	Fee
Up to $100 million	0.74%
$100 million - $250 million	0.73%
Excess over $250 million	0.70%

Asset Allocation Portfolio

Assets	Fee
Up to $100 million	0.55%
$100 million - $250 million	0.45%
Excess over $250 million	0.35%

With respect to the Balanced Portfolio and the Asset Allocation Portfolio (each, an “Allocation Portfolio”), MSA has agreed to waive through April 30, 2015 (unless renewed by the parties hereto), its investment advisory fee applicable to each such Allocation Portfolio such that the investment advisory fee on any assets invested by an Allocation Portfolio in an Underlying Portfolio, as defined hereinafter, is 0.05% of the Allocation Portfolio’s average net assets. For purposes of this letter, the term “Underlying Portfolio” shall mean and include the following Series Fund Portfolios: Growth Stock; Focused Appreciation; Large Cap Core Stock; Large Cap Blend; Index 500 Stock; Large Company Value; Domestic Equity; Equity Income; Mid Cap Growth Stock; Index 400 Stock; Mid Cap Value; Small Cap Growth Stock; Index 600 Stock; Small Cap Value; International Growth; International Equity; Emerging Markets Equity and Research International Core.

This letter supersedes all prior agreements between the parties relating to the same matters.

Very truly yours,

NORTHWESTERN MUTUAL SERIES FUND, INC.

By:
Name: Kate M. Fleming
Title: President

Agreed to and accepted:

MASON STREET ADVISORS, LLC

By:
Name: Ronald P. Joelson
Title: President